MARVIN KIRSCHENBAUM
                           Certified Public Accountant
                        332 Meehan Avenue - Reads Landing
                       West Lawrence, New York 11691-5431
                                 (516) 239-3704


                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

I hereby consent to the use in the Form SB-2 Registration Statement of Relocate411.com, Inc. of my report for the year ended November 30, 2002 dated February 12, 2003 relating to the financial statements of Relocate411.com, Inc. which appear in such Form SB-2 and to the reference to my Firm under the caption "Experts" in the Prospectus.

/s/ Marvin Kirschenbaum
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MARVIN KIRSCHENBAUM, CPA

November 24, 2003